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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Shamir Optical Industry Ltd
(Exact name of registrant as specified in its charter)

Israel (State of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

Kibbutz Shamir Upper Galilee 12135 Israel +(972) 46947810 (Address of principal executive offices)	Not applicable (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Not applicable	Not applicable

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

        Securities Act registration statement file number to which this form relates: 333-122736

        Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, par value NIS 0.01 each

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

        The description of the securities to be registered that appears under the caption "Description of Share Capital" contained in the prospectus constituting Part I of the Registrant's Registration Statement on Form F-1 (File No. 333-122736), initially filed on February 11, 2005 and as amended from time to time, is hereby incorporated by reference as Exhibit 1 in answer to this Item. The final prospectus will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and, upon filing, shall be deemed incorporated by reference herein.

Item 2.    Exhibits.

        The following exhibits are filed herewith or incorporated by reference:

1.*
Copy of the Registrant's Registration Statement on Form F-1 (No. 333-122736) filed on February 11, 2005 relating to 4,600,000 Common Shares with par value NIS 0.01 each of the Registrant, as amended on March 8, 2005, incorporated by reference.

3.*
Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form F-1 (No. 333-122736)).

*
Previously filed.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 8, 2005

SHAMIR OPTICAL INDUSTRY, LTD
By:	/s/ GIORA BEN-ZEEV Name: Giora Ben-Zeev Title: Chief Executive Officer
By:	/s/ AMIR HAI Name: Amir Hai Title: Chief Financial Officer

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrant's Securities to be Registered .
  Item 2. Exhibits .
SIGNATURE